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                                                                    Exhibit 10.4
                                PATENT ASSIGNMENT

ASSIGNMENT made as of January 15, 2005 by Paul Janssens, an individual residing at 992 Winterberry Drive, Marco Island, Florida 34145 ("Assignor"), to Alternative Construction Company, Inc., a Florida corporation with offices at 1900 S. Harbor City Blvd., Suite 315, Melbourne, FL 32955 ("Assignee").

        Letters patent of the United States have been issued to James A. Meadows and sold to the Assignor for defining the continuous method of making structural foam panels which are numbered 5,827,458 and dated October 27, 1998.

        The Assignor is the sole owner of said patent and of all rights thereunder.

        The Assignee wishes to acquire all interest in the improvement and the patent.

        Now therefore, in consideration of the sum of ten dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby assigns to the Assignee all of Assignor's interest in said letters patent, said interest to extend to the full end of the term for which the letters patent or any reissues, renewals, or extensions thereof are or may be granted.

        In witness whereof the Assignor has executed this instrument.


                                             -----------------------------------
                                                        Paul Janssens

State of Florida           }
County of Collier          } ss.:

        On the __ day of _________ 200_, before me personally came Paul Janssens, who acknowledged that he resides at 992 Winterberry Drive, Marco Island, FL 34145 and he is the individual who executed the accompanying Patent Assignment.


                                             -----------------------------------
                                                            Notary